Exhibit 10.46

SUBLEASE

This Sublease made this 22nd of April, 2015 between Bio-Medical Applications of Illinois, Inc, a Delaware corporation (“Sublessor”), and Fenix Parts, Inc. Delaware corporation (“Sublessee”).

Reference is hereby made to the Overlease described below. It is the intention of the parties hereto to provide for a sublease by Sublessor, the holder of the lessee interest therein, to Sublessee of a portion of the Premises as defined in the Overlease.

NOW THEREFORE, the parties hereto by mutual agreement hereby covenant and agree as follows:

1.	(a) Definitions. As used herein the following words and phrases shall have the following respective meanings:

(i)	“Overlease” means the Office Lease Agreement dated December 28, 2000, as amended, by and between Long Ridge Office Portfolio, L.P., as successor Landlord, and Sublessor, as successor Tenant, which lease demises the Premises to Sublessor.

(ii)	“Overlandlord” means Long Ridge Office Portfolio, L.P.

(iii)	“Premises” means approximately 60,975 rentable square feet of certain office and storage space located in that certain building development commonly known as Westbrook Corporate Center (the “Development”) in each of those certain buildings located and addressed at One Westbrook Corporate Center, Westchester, Illinois (“Building One”).

(iv)	“Subleased Premises” means a portion of the Premises consisting of 7,582 rentable square feet of space, commonly known as Suite 920 and located on the ninth (9th) floor of Building One as shown on Exhibit A attached hereto including the office furniture set forth in Exhibit C attached hereto.

(b)	Exhibits. Exhibit A – Plan of Subleased Premises

Exhibit B – Copy of Overlease

Exhibit C – Office Furniture

2.

As the same may be hereinafter amended, and to the extent not otherwise inconsistent with the agreements and understandings expressed in this Sublease, or applicable only to the original parties to the Overlease, all of the terms, provisions, covenants and conditions of the Overlease, a copy of which is attached hereto as Exhibit B, are hereby incorporated herein by reference. In the event of any inconsistency between the terms and provisions of this Sublease and those of the Overlease, the terms and provisions of this Sublease shall control. Terms not otherwise defined herein shall have the meanings assigned to such terms in the Overlease. The term “Landlord” as used in the Overlease shall refer to Sublessor hereunder, its successors and assigns; the term “Tenant” as used in the Overlease shall refer to Sublessee hereunder, its heirs, legal representatives, successors and assigns; and the term “Lease” as used in the Overlease shall refer to this Sublease; the term “Premises” as used in the Overlease shall refer to the Subleased Premises as defined in this Sublease.

3.	Sublease/ Use. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Subleased Premises, upon and subject to the terms and provisions of this Sublease. The Subleased Premises shall be used only for general office use. Sublessee covenants and agrees that the Subleased Premises shall not be used or occupied in violation of the terms of the Overlease.

4.	Term. On or before May 1,2015 (“Delivery Date”), Sublessor shall deliver the Subleased Premises to Sublessee. The Subleased Premises shall be accepted by Sublessee in its “as is” condition and configuration without any representations or warranties by Sublessor, except as provided elsewhere in this Sublease. The term of this Sublease shall commence on the Delivery Date (“Commencement Date”) and shall expire on September 30,2018. Sublessee is not entitled to exercise any of Sublessor rights to extend the term of the Overlease, and Sublessee has no right to extend the term of this Sublease.

Notwithstanding anything to the contrary contained in the Sublease, Sublessee shall have the right to terminate the Sublease upon not less than thirty (30) days’ prior written notice to Sublessor, said notice to be received by Sublessor at any time on or before July 31, 2015.

Sublessee shall have the right to beneficial occupancy if the sublease is executed prior to May 1,2015,

5.	Base Rent/ Security Deposit.

(a) Commencing on the Commencement Date, Sublessee shall pay to Sublessor Base Rent for the Subleased Premises as follows:

Period	Rent/ SF	Monthly Base Rent
5/1/15 – 6/30/15	$18.00	$11,373.00
7/1/15 – 9/30/15*	$0.00	$0.00
10/1/15 – 3/31/16	$18.00	$11,373.00
4/ 1/16 – 3/31/17	$18.50	$11,688.92
4/1/17 – 3/31/18	$19.00	$12,004.83
4/1/18 – 9/30/18	$19.50	$12,320.75

*	Base Rent shall be abated for 3 months if Sublessee does not exercise the termination right set forth in paragraph 4 above.

Sublessee shall pay the Base Rent to Sublessor in equal monthly installments due in advance on the first day of each month and payment shall be sent to Sublessor at the following address:

c/o Fresenius Medical Care North America

Attn: Janice Mitchell

SE Business Unit Finance Center

100 Galleria Pkwy, Suite 1200

Atlanta GA 30339

(b) Upon the full execution of this Lease, Sublessee shall deposit with Sublessor a security deposit in amount equal to three month’s rent or $34,119.00 (the “Security Deposit”). The Security Deposit shall be held by Sublessor as security for the performance by Sublessee of Sublessee’s covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of Sublessee’s damages in case of default by Sublessee. Sublessor may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Sublessee hereunder. Following any such application of the Security Deposit, Sublessee shall pay to Sublessor on demand the amount so applied in order to restore the Security Deposit to its original amount. If Sublessee is not in default at the termination of this Lease or if any money is owed to the Sublessor, the balance of the Security Deposit remaining after any such application shall be returned by Sublessor to Sublessee within 30 days after the termination of the Sublease.

6.	(a) Obligations of Overlease. Sublessee hereby covenants and agrees with Sublessor to fully and punctually pay and perform and be bound by any and all of the covenants, conditions, obligations and agreements of Sublessor as tenant under the Overlease applicable to the Subleased Premises and all payment obligations applicable to the Subleased Premises and shall not do or permit to be done on the Subleased Premises any act or thing which violates the Overlease. Sublessee shall indemnify, exonerate and hold Sublessor harmless from and against any and all loss, cost, damage and liability (including, without limitation, reasonable attorneys’ fees) incurred by Sublessor or Overlandlord by reason of Sublessee’s failure to comply with the provisions hereof. Sublessor shall indemnify, exonerate and hold Sublessee harmless from and against any and all loss, cost, damage and liability (including, without limitation, reasonable attorney’s fees) incurred by Sublessee by reason of Sublessor’s failure to pay Rent as required under the Overlease or Sublessor’s default under the Overlease.

Sublessor agrees to neither do anything nor omit to do anything which would constitute a default under the Overlease.

(b) This Sublease is in all respect subject and subordinate to the Overlease, to the term thereof and to the rights of Overlandlord. Without limiting the generality of the foregoing, in the event of the termination or cancellation of the Overlease for any reason whatsoever, this Sublease shall automatically be deemed terminated effective as of the same day of such cancellation or termination of the Overlease. In the event that Sublessee determines that certain obligations of Overlandlord with respect to the Subleased Premises are not being met, Sublessee shall notify Sublessor in writing, and Sublessor’s sole duty with respect thereto shall be to notify Overlandlord, request compliance by Overlandlord with such provisions, and use reasonably diligent efforts to enforce such obligations against Overlandlord to the extent permitted by the Overlease. Sublessee shall be entitled to any and all remedies with respect to the Subleased Premises only to the extent that Sublessor is entitled to any remedies under the Overlease with respect to the Subleased Premises.

7.	Alterations/ Refurbishment Allowance. Commencing July 1,2015 and so long as Sublessee does not exercise the termination right set forth in paragraph 4 above, Sublessee shall have the right to make Alterations to the Premises in accordance with the Overlease. Furthermore, commencing July 1,2015 and so long as Sublessee does not exercise the termination right set forth in paragraph 4 above, Sublessee shall also have the right to use a portion of the Refurbishment Allowance (as defined in paragraph 8 of the Fifth Amendment to Lease dated June 18,2013) in an amount not to exceed $5.00 per square foot.

8.	Assignment and Subletting. Sublessee covenants and agrees that neither this Sublease nor the term and the estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred voluntarily, by operation of law or otherwise and that neither the Subleased Premises nor any part thereof will be sublet or encumbered in any manner by reason of any act or omission on the part of Sublessee without the prior written consent of Sublessor and Overlandlord, which consent shall not be unreasonably withheld or delayed.

9.	Insurance. Sublessee shall be required to maintain the insurance required pursuant to Article XV of the Overlease, and such insurance shall name Landlord, any additional parties as required under the Overlease, and Sublessor, their respective successors and/or assigns, as their interests may appear, as Certificate Holders and Additional Insureds. Sublessee shall deliver to Sublessor a certificate of insurance evidencing such coverages on or prior to the execution of this Sublease and thereafter evidence of renewals of such coverage upon written request from Sublessor.

10.	Brokers. Sublessor and Sublessee each represents and warrants to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for REologie and Cushman & Wakefield of Illinois, Inc. (“Brokers”), whose fees shall be paid by Sublessor. Sublessor and Sublessee hereby represent to each other that they know of no other real estate broker or agent who is entitled to a commission or finder’s fee in connection with this Lease. Each party shall indemnify, protect, defend , and hold harmless the other party against all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including reasonable attorney fees) for any leasing commission, finder’s fee, or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent other than Brokers. The terms of this paragraph shall survive the expiration or earlier termination of this Lease

11.	Notices. For purposes of Article XXVlII, Sublessor’s Notice Address is c/o Fresenius Medical Care North America, 920 Winter Street, Waltham, MA 02451, Attention: Legal Department, or such other address as Sublessor shall have last designated by notice in writing to Sublessee, and, Sublessee’s Notice Address is Fenix Parts, Inc., One Westbrook Corporate Center, Suite 920, or to such other address as Sublessee shall have last designated by notice in writing to Sublessor.

12.	Miscellaneous.

(a) Notwithstanding Section 1 hereof, for purposes of this Sublease, the term “Landlord” under the Overlease shall mean both Landlord and Sublessor with respect to any obligations of Sublessee pertaining to either (i) indemnifications to be given by Sublessee, (ii) consents to be obtained by Sublessee, (iii) insurance to be maintained by Sublessee, (iv) waiver of subrogation given by Sublessee, and (v) any other waivers by Sublessee.

(b) Whenever, under the terms of the Overlease, Landlord is required or permitted to provide notice to Sublessor by a date certain or within a specified time period, such date certain and time period shall not be binding upon Sublessor for purposes of providing such notice to Sublessee under the Sublease, but Sublessor shall provide such notice to Sublessee hereunder promptly upon Sublessor’s receipt of such notice from Landlord under the Overlease.

13.	Time Limits. The time limits, if any, set forth in the Overlease for the performance of any act or the making of any payment are, for the purposes of this Sublease, changed so that the time of Sublessee in a particular case hereunder to do or perform any act, including any payment of Rent, shall be three (3) days less than the time Sublessor as tenant under the Overlease has to do so in such case.

14.	Bill of Sale. Upon the full execution of this Sublease, Sublessor has the option to bargain, sell, assign, transfer and convey to Sublessee, its successors and assigns, all of the office furniture listed on Exhibit C attached hereto for a cost of $1.00 upon expiration of lease. In the event Sublessor does not elect to so bargain, sell, assign, transfer and convey the office furniture to Sublessee, Sublessee shall not be responsible for removal of furniture at lease expiration. Sublessor makes no representations or warranties as to the condition of said furniture. Said office furniture is sold and conveyed to, and purchased and accepted by the Sublessee in its present condition, “AS IS,” “WHERE IS” and with all faults. Any office furniture not listed on Exhibit C shall be handled per the terms of the Overlease.

IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Sublease as of the date and year first hereinabove written.

SUBLESSOR:	SUBLESSEE:

Bio-Medical Applications of Illinois, Inc.	Fenix Parts, Inc.
/s/ Scott Pettit
Name:	Name: Scott Pettit
Title:	Title: Chief Financial Officer

EXHIBIT A

PLAN SHOWING SUBLEASED PREMISES

EXHIBIT B

COPY OF OVERLEASE

See attached.

EXHIBIT C

Page 1 of 3

File: Fenix useable furniture inventory 4-6.xlsx
Date: 4/14/15

Lee Ponton, Representing
INDOFF Office Interiors |
Chicago
1901 North Hudson Avenue
Chicago, IL 60614

INDOFF

Usable Furniture Inventory

Client: FENIX
Westbrook Corp. Center
Suite 920
Westchester, IL

Inventory taken 4/6/2015

Item	Quantity	Description	Finish	Comments
		CASEGOODS		
D-1	2	72x36 single-pedestal desk, pedestal right	Cherry veneer	
D-2	1	72x36 single-pedestal desk, pedestal left	Cherry veneer	
R-1	2	48 x 24 left-hand return	Cherry veneer	
R-2	1	48 x 24 right-hand return	Cherry veneer	
2D-1	3	36w 2-drawer lateral file	Cherry veneer	
H-1	3	36w x 37h bookcase hutch	Cherry veneer	
H-2	3	72w x 37h x 15d closed storage hutch	Cherry veneer	
D-3	1	HON 60 x 30 double-pedestal desk	Cherry veneer	

INDOFF Office Interiors | Chicago
Lee Ponton
Phone 312-337-5255

File: Fenix useable furniture inventory 4-6.xlsx
Date: 4/14/15

Page 2 of 3

CR-1	1	HON 60w x 24d credenza	Cherry veneer
D-4	1	HON 72 x 36 single-pedestal desk, pedestal left	Cherry veneer
R-3	1	HON 48 x 24 right-hand return	Cherry veneer
R-4	2	HON 48 x 24 right-hand return w/box/box/file storage pedestal	Cherry plastic laminate
R-5	1	HON 30 x 24 left-hand return w/file/file storage pedestal	Cherry plastic laminate
2D-2	8	HON 42w 2-drawer lateral file w/top	Cherry plastic laminate
R-6	1	Steelcase 45 x 25 right-hand return w/box/box/file storage pedestal	Cherry plastic laminate
2D-3	7	Steelcase 45 x 25 2-drawer lateral file unit assembly	Cherry plastic laminate
CR-2	1	Steelcase 70 x 25 full storage credenza	Cherry plastic laminate
WS-45	6	Steelcase 45 x 25 worksurface	Cherry plastic laminate
		The following make up peninsula desks with 60" return:	
PT-1	2	Steelcase 70 x 35 peninsula top	Cherry plastic laminate
CR-3	4	Steelcase 60 x 25 right-hand return w/ two file/file storage pedestals	Cherry plastic laminate
PT-2	1	HON 66 x 30 peninsula top	Cherry plastic laminate
PT-3	7	HON 72 x 36 peninsula top	Cherry plastic laminate
R-7	5	HON 60 x 24 left-hand return w/ box/box/file storage pedestal and file/file storage pedestal	Cherry plastic laminate
R-8	3	HON 60 x 24 right-hand return w/ box/box/file storage pedestal and file/file storage pedestal	Cherry plastic laminate

INDOFF Office Interiors | Chicago
Lee Ponton
Phone 312-337-5255

Page 3 of 3

File: Fenix useable furniture inventory 4-6.xlsx
Date: 4/14/15

		WALL-MOUNT STORAGE	
CS-1	6	Steelcase 9000 45w closed overhead storage cabinet	Black
CS-2	12	Steelcase 9000 30w closed overhead storage cabinet	Black
CS-3	3	HON 36w closed overhead storage cabinet	Black
CS-4	1	HON 30w closed overhead storage cabinet	Black
CS-5	5	HON 60w closed overhead storage cabinet	Black
CS-6	8	HON 48w closed overhead storage cabinet	Black
		USABLE FILE CABINETS	
4D-1	1	HON 30w 4-drawer lateral file	Black
2D-4	1	Steelcase 900 30w 2-drawer lateral file	Black
2D-5	4	HON 30w 2-drawer lateral file	Tan
2D-6	1	36w	Tan
2D-7	8	Steelcase 900 42w 2-drawer lateral file	Black
4D-1	1	HON 36w 4-drawer lateral file	Tan
		SEATING	
C-1	14	Steelcase 'Player' stack chair with arms	
C-2	6	Sit on It 'Freelance' armchair	
ST-1	4	Bar-ht stool	Purple
C-3	4	HON side chair w/arms	Cherry/Blk leather

INDOFF Office Interiors | Chicago
Lee Fenton
Phone 312-337-5255